JPMorgan Chase Financial Company LLC	September 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated September 30, 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Buffered Jump Securities do not pay interest and provide a minimum payment at maturity of only 20.00% of the stated principal amount. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the basket, as determined on the valuation date. If the final basket value is greater than or equal to the initial basket value, investors will receive at maturity for each security the greater of a cash payment that reflects the basket percent change and an upside payment in addition to the stated principal amount. If the final basket value is less than the initial basket value but by no more than the specified buffer amount, investors will receive the stated principal amount at maturity. However, if the final basket value is less than the initial basket value by more than the buffer amount, at maturity investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 20.00% of the stated principal amount. Investors may lose up to 80.00% of the stated principal amount of the securities at maturity. The securities are for investors who seek exposure to an equally weighted basket of the two indices specified below and who are willing to risk their principal and forgo current income in exchange for the upside payment and buffer features that in each case apply to a limited range of the performance of the basket. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlying indices	Bloomberg ticker symbol	Basket weighting
	TOPIX® Index (the “TPX Index”)	TPX	50.00%
	MSCI Europe Index (the “MXEU Index”)	MXEU	50.00%
We refer to the TPX Index and the MXEU Index as the underlying indices.
Aggregate principal amount:	$14,450,000
Payment at maturity:	If the final basket value is greater than or equal to the initial basket value, you will receive at maturity a cash payment per $1,000 stated principal amount security equal to:
$1,000 + the greater of (a) $1,000 × basket percent change and (b) the upside payment
If the final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 20.00%, you will receive at maturity a cash payment per $1,000 stated principal amount security equal to:

$1,000

If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 20.00%, you will receive at maturity a cash payment per $1,000 stated principal amount security equal to:

($1,000 × basket performance factor) + $200.00
This amount will be less than the stated principal amount of $1,000 per security. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the securities pay less than $200.00 per $1,000 stated principal amount security at maturity.
Upside payment:	$201.50 per $1,000 stated principal amount security (20.15% of the stated principal amount)
Buffer amount:	20.00%
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Minimum payment at maturity:	$200.00 per security (20.00% of the stated principal amount)
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	September 30, 2026
Original issue date (settlement date):	October 5, 2026
Valuation date*:	September 28, 2029
Maturity date*:	October 3, 2029
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$25.00(2)	$970.00
		$5.00(3)
Total	$14,450,000.00	$433,500.00	$14,016,500.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $25.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this document

The estimated value of the securities on the pricing date was $960.40 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date, which was 4,108.65 for the TOPIX® Index and 212.18 for the MSCI Europe Index
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
CUSIP / ISIN:	46661P3X3 / US46661P3X36
Listing:	The securities will not be listed on any securities exchange.

September 2026	Page 2

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Investment Summary

Buffered Jump Securities

Principal at Risk Securities

The Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying indices that provides a potential return equal to the greater of the basket percent change and 20.15% (as reflected in the upside payment of $201.50 per $1,000 stated principal amount security) if the final basket value is greater than or equal to the initial basket value.
▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
▪	To obtain a buffer against a specified level of negative performance of the basket.

The securities are exposed on a 1-to-1 basis to any percentage decline of the final basket value from the initial basket value beyond the buffer amount of 20% (e.g., a 50% depreciation of the basket will result in the payment at maturity of $700 per $1,000 stated principal amount security). Accordingly, investors may lose up to 80% of the stated principal amount of the securities at maturity.

Maturity:	Approximately 3 years
Buffer amount:	20.00%
Upside payment:	$201.50 per $1,000 stated principal amount security (20.15% of the stated principal amount)
Minimum payment at maturity:	$200.00 per $1,000 stated principal amount security. Investors may lose up to 80.00% of the stated principal amount of the securities at maturity.
Basket weightings:	50.00% for the TPX Index and 50.00% for the MXEU Index

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

September 2026	Page 3

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Key Investment Rationale

The securities offer a potential return at maturity based on full participation in the positive performance of the underlying asset, subject to a contingent minimum return, if the final basket value is greater than or equal to the initial basket value. If the final basket value is less than the initial basket value by more than the specified buffer amount, investors are exposed to the negative performance of the basket, subject to the minimum payment at maturity. At maturity, if the basket is flat or has appreciated, investors will receive the stated principal amount of their investment plus the greater of (a) the stated principal amount × the basket percent change and (b) the upside payment. At maturity, if the basket has depreciated and (i) if the basket has not depreciated by more than the specified buffer amount, investors will receive the stated principal amount, or (ii) if the basket has depreciated by more than the buffer amount, the investor will lose 1% of the stated principal amount for every 1% decline beyond the specified buffer amount. Investors may lose up to 80.00% of the stated principal amount of the securities at maturity.

Upside Scenario	If the final basket value is greater than or equal to the initial basket value, the payment at maturity for each security will be equal to $1,000.00 plus the greater of (a) $1,000 × the basket percent change and (b) the upside payment of $201.50 per $1,000 stated principal amount security.
Par Scenario	If the final basket value is less than the initial basket value by no more than 20.00%, at maturity, the securities pay the stated principal amount of $1,000 per $1,000 stated principal amount security.
Downside Scenario	If the final basket value is less than the initial basket value by more than 20.00%, at maturity, the securities pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value, plus the minimum payment at maturity of $200.00 per $1,000 stated principal amount security. (Example: if the basket decreases in value by 30%, the securities will pay an amount that is less than the stated principal amount by 30% plus the minimum payment at maturity of $200.00 per $1,000 stated principal amount security, or $900.00 per $1,000 stated principal amount security). The minimum payment at maturity is $200.00 per $1,000 stated principal amount security, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

September 2026	Page 4

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

How the Buffered Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Upside payment:	$201.50 (20.15% of the stated principal amount) per $1,000 stated principal amount security
Minimum payment at maturity:	$200.00 per $1,000 stated principal amount security
Buffered Jump Securities Payoff Diagram

The Buffered Jump Securities
The Basket
$1,000 + $201.50 Upside Payment
$1,000 Stated
Principal Amount
-20%
0%
20.15%
Payment at Maturity on the Buffered Jump Securities
$1,900
$1,700
$1,500
$1,300
$1,100
$900
$700
$500
$300
$100
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage Change in the Basket

How it works

▪	Upside Scenario. If the final basket value is greater than or equal to the initial basket value, the payment at maturity is equal to the $1,000 stated principal amount plus the greater of (a) $1,000 × the basket percent change and (b) the upside payment. Under the terms of the securities, in the payoff diagram, an investor will receive the payment at maturity of $1,201.50 per security if the final basket percent change is no more than 20.15% and would receive $1,000 plus an amount that represents a 1-to-1 participation in the appreciation of the basket if the basket percent change is greater than 20.15%.
▪	For example, if the basket appreciates 5%, investors will receive a 20.15% return, or $1,201.50 per $1,000 stated principal amount security.
▪	For example, if the basket appreciates 50%, investors will receive a 50.00% return, or $1,500 per $1,000 stated principal amount security.
▪	Par Scenario. If the final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 20.00%, investors will receive the stated principal amount of $1,000 per $1,000 stated principal amount security.
▪	Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 20.00%, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage

September 2026	Page 5

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

decrease of the final basket value from the initial basket value, plus the minimum payment at maturity of $200.00 per $1,000 stated principal amount security.

▪	For example, if the basket depreciates 50%, investors will lose 30.00% of their principal and receive only $700.00 per $1,000 stated principal amount security at maturity, or 70.00% of the stated principal amount.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

September 2026	Page 6

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Hypothetical Payouts on the Securities at Maturity

Below are four examples of how to calculate the payment at maturity based on the hypothetical values of the underlying indices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial index value of any underlying index. The actual initial index value of each underlying index is the closing level of that underlying index on the pricing date and is specified under “Final Terms — Initial index value” in this pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1: The final basket value is greater than the initial basket value, and the payment at maturity is equal to $1,000 plus the hypothetical upside payment.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
TPX Index	50.00%	100.00	103.00	+3.00%
MXEU Index	50.00%	100.00	103.00	+3.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(103.00 – 100.00) / 100.00] × 50.00% = 1.50%
[(103.00 – 100.00) / 100.00] × 50.00% = 1.50%
1.50% + 1.50% = 3.00%
Final basket value	=	100 × (1 + 3.00%), which equals 103
Basket percent change	=	(103 – 100) / 100, which equals 3.00%

Because $1,000 times the basket percent change ($30.00) is less than or equal to the upside payment of $201.50, the payment at maturity per $1,000 stated principal amount security will equal $1,000 plus the upside payment of $201.50 for a payment at maturity of $1,201.50 per $1,000 stated principal amount security.

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JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is greater than $1,000 plus the hypothetical upside payment.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
TPX Index	50.00%	100.00	160.00	+60.00%
MXEU Index	50.00%	100.00	160.00	+60.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(160.00 – 100.00) / 100.00] × 50.00% = 30.00%
[(160.00 – 100.00) / 100.00] × 50.00% = 30.00%
30.00% + 30.00% = 60.00%
Final basket value	=	100 × (1 + 60%), which equals 160
Basket percent change	=	(160 – 100) / 100, which equals 60.00%

Because $1,000 times the basket percent change ($600.00) is greater than the upside payment of $201.50, the payment at maturity per $1,000 stated principal amount security will equal $1,000 plus the product of $1,000 and the basket percent change or:

$1,000 + ($1,000 × 60.00%) = $1,600.00

September 2026	Page 8

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
TPX Index	50.00%	100.00	90.00	-10.00%
MXEU Index	50.00%	100.00	90.00	-10.00%

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(90.00 – 100.00) / 100.00] × 50.00% = -5.00%
[(90.00 – 100.00) / 100.00] × 50.00% = -5.00%
(-5.00%) + (-5.00%) = -10.00%
Final basket value	=	100 × [1 + (-10%)], which equals 90

Although the final basket value is less than the initial basket value, because the final basket value has decreased from the initial basket value by an amount less than or equal to the buffer amount of 20.00%, the payment at maturity per security will equal the stated principal amount of $1,000.

September 2026	Page 9

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
TPX Index	50.00%	100.00	20.00	-80.00%
MXEU Index	50.00%	100.00	104.00	4.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(20.00 – 100.00) / 100.00] × 50.00% = -40.00%
[(104.00 – 100.00) / 100.00] × 50.00% = 2.00%
(-40.00%) + 2.00% = -38.00%
Final basket value	=	100 × (1 + (-38.00%)), which equals 62
Basket performance factor	=	62 / 100, which equals 62.00%

In the above example, the final index value of the MXEU Index (with a weighting of 1/2 of the basket) is higher than its initial index value, but the final index value of the TPX Index (with a weighting of 1/2 of the basket) is lower than its initial index value. Accordingly, although the final index value of one of the underlying indices has increased in value over its initial index value, the final index value of the other underlying index has declined and, because it has declined significantly, its decline more than offsets the increase in the other underlying index and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the initial basket value and has declined from the initial basket value by an amount greater than the buffer amount, in this example, the payment at maturity per $1,000 stated principal amount security will equal $1,000 times the basket performance factor, plus the minimum payment at maturity; or:

($1,000 × 62.00%) + $200.00 = $820.00

In this example, the payment at maturity per security will be $820.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the value of the basket plus the buffer amount of 20.00%.

September 2026	Page 10

JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest and you could lose up to 80.00% of your principal at maturity. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide a minimum payment at maturity of only 20.00% of your principal, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. If the final basket value has declined by an amount greater than the buffer amount of 20.00% from the initial basket value, you will receive for each $1,000 stated principal amount security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decline in the value of the basket, plus $200.00 per $1,000 stated principal amount security. Accordingly, you could lose up to 80.00% of your principal.
▪	Your ability to receive the upside payment may terminate on the valuation date. If the final basket value is less than the initial basket value, you will not be entitled to receive the upside payment at maturity.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
▪	Correlation (or lack of correlation) of performances between the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The securities are linked to an equally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the value of one underlying index increases, the value of the other underlying index may not increase as much or may decline. Therefore, in calculating the final basket value, an increase in the value of one underlying index may be moderated, or more than offset, by a lesser increase or decline in the value of the other underlying index. High correlation of movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event

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JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

occurs. Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the securities as of the date of the notice of acceleration. An acceleration event means there is an announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the securities or our ability to hedge or perform our obligations under the securities. If the payment on your securities is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.

▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial index values, will determine the final index values and the final basket value and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to either underlying index or calculation of the final index value of either underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index value of an underlying index and, therefore, could potentially increase the level that the final index value of an underlying index must reach before you receive a payment at maturity that exceeds the issue price of the securities or so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity. It is possible that these hedging or

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trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

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▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing levels of the underlying indices, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying indices and the basket;
o	the time to maturity of the securities;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar or the European Union euro, as applicable, and each of the currencies in which the equity securities included in the applicable underlying index trade and the correlation among those rates and the levels of the applicable underlying index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	Investing in the securities is not equivalent to investing in the basket or the underlying indices. Investing in the securities is not equivalent to investing in the basket or either underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.
▪	Adjustments to either underlying index could adversely affect the value of the securities. The underlying index publisher of either underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies. The equity securities included in the underlying indices have been issued by non-U.S. companies. Investments in the securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the TPX Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the TPX Index are based, although any currency fluctuations could affect the performance of the TPX Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.

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▪	The securities are subject to currency exchange risk with respect to the MXEU Index. In order to calculate the level of the MXEU Index, the prices of the equity securities included in the MXEU Index are converted into U.S. dollars and those U.S. dollar prices are used to calculate the U.S. dollar level of the MXEU Index. The U.S. dollar level of the MXEU Index is then converted into euros by adjusting the U.S. dollar level of the MXEU Index to reflect the return on the exchange rate between the U.S. dollar and the euro since the inception of the euro on January 1, 1999. Accordingly, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which the securities included in the MXEU Index are traded relative to the U.S. dollar and with respect to the U.S. dollar relative to the euro. Your net exposure will depend on the extent to which the currencies in which the securities included in the MXEU Index are traded strengthen or weaken against the U.S. dollar and the relative weights of those securities, as well as the extent to which the euro strengthens or weakens against the U.S. dollar. If, taking into account the relevant weights, the U.S. dollar strengthens against the currencies in which securities included in the MXEU Index are traded or if the euro strengthens against the U.S. dollar, the levels of the MXEU Index will be adversely affected and the amount we pay you at maturity may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies, the other Eurozone countries and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies, the other Eurozone countries and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies, the other Eurozone countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies, the other Eurozone countries and the United States and other countries important to international trade and finance.

▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in either underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or either underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

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Basket Overview

The basket is an equally weighted basket composed of two underlying indices.

Underlying Indices

The TOPIX® Index.  The TOPIX® Index, also known as the Tokyo Stock Price Index, is a free float-adjusted market capitalization-weighted index of common stocks listed on the Tokyo Stock Exchange, Inc. covering an extensive portion of the Japanese stock market. For additional information about the TOPIX® Index, see “Equity Index Descriptions — The TOPIX® Index” in the accompanying underlying supplement.

The MSCI Europe Index. The MSCI Europe Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets in Europe. The MSCI Europe Index currently consists of the following 15 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI Europe Index, see “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.

Underlying index information as of September 30, 2026
Underlying index	Bloomberg ticker symbol	Current value	Basket weighting
The TOPIX® Index	TPX	4,108.65	50.00%
The MSCI Europe Index	MXEU	212.18	50.00%

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The following graph is calculated to show the performance of the basket during the period from January 4, 2021 through September 30, 2026, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 4, 2021 and illustrates the effect of the offset and/or correlation between the underlying indices during that period. The graph does not take into account the upside payment on the securities, nor does it attempt to show your expected return on an investment in the securities. You cannot predict the future performance of either underlying index or of the basket as a whole, or whether an increase in the value of either underlying index will be offset by a decrease in the value of the other underlying index. The historical performance of the basket and the degree of correlation between the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 4, 2021 through September 30, 2026

250
200
150
100
50
0
Basket Level (Assuming a Starting Basket Level of 100)
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

Source: Bloomberg & JPMorgan

The following graphs set forth the daily closing levels for each of the underlying indices for the period from January 4, 2021 through September 30, 2026. We obtained the closing level information above and in the graphs below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the basket closing value on the valuation date or the closing levels of the underlying indices on the valuation date. There can be no assurance that the final basket value will not decrease from the initial basket value by an amount greater than the buffer amount so that you do not suffer a loss on your initial investment in the securities.

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TOPIX® Index Historical Performance – Daily Closing Levels January 4, 2021 through September 30, 2026

Index Level
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Source: Bloomberg

License Agreement. JPMorgan Chase & Co. or its affiliate expects to enter into an agreement with JPX Market Innovation & Research, Inc. (“JPXI”) (or to obtain a sublicense from an affiliate who has entered into a license agreement with JPXI) that would provide it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the TOPIX® Index, which is owned and published by JPXI, in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The TOPIX® Index — License Agreement” in the accompanying underlying supplement.

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MSCI Europe Index Historical Performance – Daily Closing Levels January 4, 2021 through September 30, 2026

250
200
150
100
50
0
Index Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

Source: Bloomberg

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with MSCI Inc. providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the MSCI Europe Index, which is owned and published by MSCI Inc., in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The MSCI Indices — License Agreement” in the accompanying underlying supplement.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities.  The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many

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economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.
Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations.
Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2029 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).
Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders.
Our determination is not binding on the IRS, and the IRS may disagree with this determination.
Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.
You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Buffered Jump Securities Work” in this document for an illustration of the risk-return profile of the securities and “Basket Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

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Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.

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JPMorgan Chase Financial Company LLC

Buffered Jump Securities Based on the Performance of a Basket of Two Indices due October 3, 2029

Principal at Risk Securities

Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Underlying supplement no. 1-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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